     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 4, 2000

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         INTERACT COMMERCE CORPORATION
                   (FORMERLY KNOWN AS SALESLOGIX CORPORATION)
             (Exact name of registrant as specified in its charter)


                          DELAWARE                                                 86-0808340
(State or other jurisdiction of incorporation or organization)      (I.R.S. Employer Identification No.)

                         8800 N. GAINEY DRIVE, SUITE 200
                            SCOTTSDALE, ARIZONA 85258
          (Address of Principal Executive Offices, including zip code)


                SALESLOGIX CORPORATION 1996 EQUITY INCENTIVE PLAN
                            (Full title of the plans)

                               PATRICK M. SULLIVAN
          PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                         INTERACT COMMERCE CORPORATION
                         8800 N. GAINEY DRIVE, SUITE 200
                            SCOTTSDALE, ARIZONA 85258
                            TELEPHONE: (602) 368-3700
                            FACSIMILE: (602) 368-3799
(Name, address, and telephone number, including area code, of agent for service)

                                    Copy to:
                                THOMAS H. CURZON
                              OSBORN MALEDON, P.A.
                            2929 NORTH CENTRAL AVENUE
                          PHOENIX, ARIZONA 85012-2794
                            TELEPHONE: (602) 640-9000
                            FACSIMILE: (602) 640-9050

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                       PROPOSED           PROPOSED
                    TITLE OF                           NUMBER           MAXIMUM           MAXIMUM
                  SECURITIES TO                         TO BE       OFFERING PRICE       AGGREGATE           AMOUNT OF
                  BE REGISTERED                     REGISTERED(1)     PER UNIT(2)      OFFERING PRICE     REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, not subject to
outstanding options or not having fixed exercise
prices under the SalesLogix Corporation 1996
Equity Incentive Plan                                 2,629,802       $ 14.31            $ 37,632,466       $ 9,935.00
============================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions.

(2) Estimated as of April 27, 2000, solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the registrant's Common Stock for April 27, 2000, as listed on the Nasdaq Stock Market.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,629,802 shares of the Registrant's Common Stock to be issued pursuant to the SalesLogix Corporation 1996 Equity Incentive Plan, as amended.


                    INCORPORATION BY REFERENCE OF CONTENTS OF
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-75353

         The contents of Registration Statement on Form S-8 No. 333-75353 filed with the Securities and Exchange Commission on June 22, 1999, including the Company's Annual Report on Form 10-K for the year ended December 31, 1999, are incorporated by reference herein.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 2nd day of May, 2000.

                                     INTERACT COMMERCE CORPORATION

                                     By:   /s/ Patrick M. Sullivan
                                           -------------------------------------
                                           Patrick M. Sullivan
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 2nd day of May, 2000.

       SIGNATURE                                         Title
       ---------                                         -----
/s/ Patrick M. Sullivan             President, Chief Executive Officer and Chairman of the
---------------------------         Board (Principal Executive Officer)
Patrick M. Sullivan

/s/ Gary R. Acord                   Vice President, Chief Financial Officer, Secretary and
---------------------------         Treasurer (Principal Financial and Accounting Officer)
Gary R. Acord

/s/ Deepak Kamra                    Director
---------------------------
Deepak Kamra

/s/ Anthony P. Morris               Director
---------------------------
Anthony P. Morris

/s/ David C. Schwab                 Director
---------------------------
David C. Schwab

/s/ Steve Hansen                    Director
---------------------------
Steve Hansen

/s/ John B. Carrington              Director
---------------------------
John B. Carrington


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                                INDEX TO EXHIBITS

Exhibit Number    Description
--------------    -----------

     5.1          Opinion of Osborn Maledon, P.A.

     23.1         Consent of Ernst & Young LLP, Independent Auditors

     23.2         Consent of Osborn Maledon, P.A. (included in opinion filed as
                  Exhibit 5.1)

     99.1 Amendment No. 1 to Amended and Restated SalesLogix Corporation 1996 Equity Incentive Plan


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